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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 29, 1996
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                         Sentex Sensing Technology, Inc.
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             (Exact name of registrant as specified in its charter)


 New Jersey                              0-13328                22-2333899
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(State or other                        (Commission            (IRS Employer
jurisdiction of                        File Number)          Identification No.)
incorporation

                   553 Broad Avenue, Ridgefield, New Jersey             07657
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                   (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code  (201) 946-3694
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         (Former name or former address, if changed since last report.)




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                         SENTEX SENSING TECHNOLOGY, INC.
                           Current Report on Form 8-K




Item 2.  Acquisition or Disposition of Assets.
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                  Effective November 30, 1996, Monitek Technologies, Inc., a
Delaware corporation ("Monitek") became a wholly owned subsidiary of Sentex Sensing Technology, Inc., a New Jersey corporation ("Sentex"), pursuant to a merger (the "Merger") of Sentex Merger Corp., a Delaware corporation and wholly owned subsidiary of Sentex, with and into Monitek. Monitek will now operate its business as a wholly owned subsidiary of Sentex. Monitek designs, develops, assembles and markets instruments for the measurement of clarity (turbidity), suspended solid content, color, purity, flow, level and volume of liquids in industrial waste water environments. Monitek also operates its business through a wholly owned German subsidiary of Monitek named Monitek GmbH, which over the last three years has accounted for over 60% of Monitek's total revenues. Sentex plans to integrate the operations of Monitek with the operation of Sentex Systems, Inc., the operating subsidiary of Sentex.

                  Prior to the Merger, there were two classes of Monitek common stock outstanding. Upon the consummation of the Merger, the shares of Common Stock, $0.01 par value, of Monitek (the "Monitek Common Stock") were exchanged for an aggregate of 11,659,681 Common Shares, without par value, of Sentex (the "Sentex Common Shares"), or 6.8974890 Sentex Common Shares for each share of Monitek Common Stock. The shares of Monitek Class A Common Stock, $0.01 par value, of Monitek (the "Monitek Class A Common Stock") were exchanged for
Class A Convertible Notes in the aggregate principal amount of $485,586 (the "Class A Convertible Notes"), each share of Monitek Class A Common Stock being exchanged for $0.3876389 of principal of a Class A Convertible Note. The principal amount of the Class A Convertible Notes can be converted into an aggregate of 8,640,320 Sentex Common Shares (at a rate of $0.0562 per share) after approximately three years (or earlier under certain conditions). The conversion rate of $0.0562 will enable the holders of the Class A Convertible Notes to receive on conversion 6.8974890 Sentex Common Shares for each share of Monitek Class A Common Stock owned by such holders immediately prior to the consummation of the Merger.

                  Clarion Capital Corporation, a Delaware corporation and the principal stockholder of Monitek prior to the Merger ("Clarion"), exchanged a promissory note issued by Monitek in the aggregate principal amount of $476,940 that was secured by substantially all the assets of Monitek for a convertible note issued by Sentex in the principal amount of $136,414 (the "Clarion Note"). The principal amount of the Clarion Note can be converted into 7,031,649 Sentex Common Shares (at a rate of $0.0194 per share) after approximately three years (or earlier under certain conditions).


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                  The exchange ratios relating to the Sentex Common Shares
issuable for the Monitek Common Stock and the Class A Notes issuable for the Monitek Class A Common Stock were based on the relative values of Sentex and Monitek that were agreed to by the parties. It was agreed that Sentex had a value of approximately $0.0562 per share and Monitek had a value of $0.388 per share. These were the values on which the final number of Sentex Common Shares issued or issuable was based.

                  Sentex's acquisition of Monitek was an arms length transaction and no material relationships existed between Sentex or any of its affiliates, any director or officer of Sentex or any associate of such officer or director, on the one hand, and Monitek or any of its affiliates, any director or officer of Monitek or any associates of any such officer or director, on the other hand.

Item 5.  Other Events.
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                  Upon conversion of Clarion's Class A Convertible Note and the
Clarion Note, Clarion will receive approximately 15,671,969 Sentex Common Shares, which at the time of issuance will represent approximately 16% percent of the issued and outstanding Sentex Common Shares (assuming no other Sentex Common Shares are issued after the date of this Report). Both notes are generally convertible after three years, but are convertible earlier if (i) Sentex proposes to declare a dividend or other distribution to the Sentex shareholders other than a stock split or reverse stock split; (ii) Sentex proposes to offer the Sentex shareholders the opportunity to subscribe for additional equity securities of Sentex or Sentex issues any equity securities pursuant to either a private or public sale thereof; (iii) Sentex proposes to reclassify or change the outstanding Sentex Common Shares (other than a change in par value or as a result of a stock split); (iv) Sentex proposes to consolidate or merge with another entity (other than a consolidation or merger in which Sentex will be the surviving corporation and which does not result in any reclassification or change in the Sentex Common Shares; (v) Sentex proposes to sell or convey substantially all of its assets to another company); (vi) Robert S. Kendall, the Chairman of the Board and President of Sentex, dies or becomes permanently disabled; or (vii) there is a change in control of Sentex.

                  Sentex may compel conversion of the Class A Convertible Notes upon written notice to the holder if (i) there is a proxy contest for control of Sentex's board of directors or (ii) Sentex is unable, in the judgment of its board of directors, without compelling such a conversion, to obtain the requisite shareholder vote to approve a material transaction approved by Sentex's board of directors. If the notes are converted before the third anniversary of their issuance, CPS Capital, Ltd., the shareholder with effective control of Sentex, will have the right to vote all of the Sentex Common Shares held by Clarion as a result of conversion of the notes for the remainder of such three year period.

                  CPS's three year voting rights are set forth in a shareholders agreement among CPS, Clarion and certain other holders of the Class A Convertible Notes (the "Shareholders Agreement"). The Shareholders Agreement was entered into in connection with and as a condition of the Merger. In addition to the voting rights of CPS, the Shareholders Agreement provides for (i) CPS and Clarion not to make any purchases or sales of Sentex Common Shares on the open market, without the approval of the other, for a period of three years; (ii)

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Clarion and Sentex to give the other a right of first refusal before making any transfers of their respective Sentex Common Shares to any third party; and (iii) in the event CPS desires to sell any of its Sentex Common Shares, either through a public or private sale, to permit Clarion and certain other holders of the Class A Convertible Notes to include a pro rata portion of their Sentex Common Shares in such sale. The Shareholders Agreement will terminate if CPS ceases to have effective control of Sentex.

                  In connection with the Merger, Sentex and Clarion entered into a Board Representation Agreement (the "Board Agreement"), pursuant to which Sentex increased the size of its board of directors from five to six members in order to create a vacancy that was filled by Clarion, in accordance with the Board Agreement. The current Clarion designee is Morton Cohen, the former Chairman of Monitek. In the event Sentex decides to increase the size of its board to more than six members, Clarion would have the right to designate a percentage of all members of the board equal to the percentage of Sentex Common Shares that Clarion and its affiliates own or would own upon conversion of its Class A Convertible Note and the Clarion Note. Sentex has agreed to nominate for election to the board any person that Clarion has the right to designate under the Board Agreement. The Board Agreement will terminate if Clarion and its affiliates fail to own more than 10,000,000 Sentex Common Shares. For purposes of calculating the number of Sentex Common Shares owned by Clarion, the Board Agreement assumes Clarion's Class A Convertible Note and the Clarion Note have been converted.

                  Upon the consummation of the Merger, Sentex, Clarion, and certain holders of the Class A Convertible Notes entered into a Participation Rights Agreement (the "Participation Rights Agreement"), pursuant to which Clarion and such holders will be allowed to participate in any public or private offering by Sentex of any of its securities. Clarion and such holders will be able to participate in such private sale or public offering in an amount proportionate to Clarion's or such holder's percentage ownership of Sentex Common shares. For the purpose of calculating such percentage, the Participation Rights Agreement assumes that the Clarion Note and the Class A Convertible Notes have been converted into Sentex Common Shares.

Item 7.  Financial Statements, Pro Forma Financial Information & Exhibits.
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         (a)      Financial Statements of Business Acquired (1)

         (b)      Pro Forma Financial Information (1)

         (c)      Exhibits

                  2.1      Amended and Restated Agreement and Plan of Merger (2)

                  4.1      Class A Convertible Note (3)

                  4.2      Clarion Note (4)


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                  (1)      This information will be filed by amendment on Form 8
                           no later than February 12, 1997.


                  (2) Incorporated by reference to Annex A of the Joint Proxy Statement/Prospectus which is a part of Amendment No. 1 to the Registration Statement on Form S-4, filed on October 4, 1996, File No.
                           333-12993 ("Annex A").

                  (3)      Incorporated by reference to Exhibit A to Annex A.

                  (4)      Incorporated by reference to Exhibit D to Annex A.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       SENTEX SENSING TECHNOLOGY, INC.


                                       By: /s/ James G. Few
                                          -------------------------------------
                                           James G. Few, Chief Operating Officer


Date:  December 13, 1996


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